Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

May 6, 2013

Commercial Metals Company

6565 N. MacArthur Blvd.

Irving, Texas 75039

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Commercial Metals Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an indeterminate principal amount of the Company’s debt securities (the “Debt Securities”). The Debt Securities are to be issued under an Indenture dated as of May 6, 2013 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Indenture and the resolutions adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement, the Indenture and the issuance of the Debt Securities by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when:

(i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Commercial Metals Company

May 6, 2013

(ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture;

(iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Company’s certificate of incorporation and bylaws, resolutions of the Board or a duly authorized committee thereof and the Indenture; and

(v) the certificates evidencing the Debt Securities of such series shall be in substantially the form filed as an exhibit to the Registration Statement, shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Company’s certificate of incorporation and bylaws, resolutions of the Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Debt Securities of each series:

(a) all Debt Securities of such series will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

Commercial Metals Company

May 6, 2013

(b) the execution, delivery and performance by the Company of such Debt Securities, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series of Debt Securities will not (i) contravene or violate the Company’s certificate of incorporation or bylaws or any law, rule or regulation applicable to the Company, (ii) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (iii) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(c) the authorization by the Company of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Company as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents;

(d) the Indenture will not have been modified or amended (other than by a supplemental indenture or officers’ certificate establishing the form or terms of the Debt Securities of any series);

(e) the certificate of incorporation and bylaws of the Company and resolutions of the Board, as currently in effect, will not have been modified or amended and will be in full force and effect; and

(f) the form and terms of such series of Debt Securities shall have been established by the Board, a duly authorized committee thereof or a duly authorized officer of the Company acting pursuant to authority delegated to such officer by the Board or a duly authorized committee of the Board, all in accordance with, and within any parameters or limitations established by, the Company’s certificate of incorporation and bylaws, resolutions of the Board, the Indenture and applicable law, and such terms will be accurately reflected in the certificates evidencing such series of Debt Securities and the supplemental indenture or officers’ certificate, as the case may be, establishing the terms of such series of Debt Securities.

We have further assumed that the Debt Securities and any supplemental indenture or officers’ certificate establishing the form or terms of the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Commercial Metals Company

May 6, 2013

With respect to each instrument or agreement referred to in or otherwise relevant to the opinion set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinion set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that (x) we make no such assumption in clause (i) and (ii) insofar as it relates to the Company (except as otherwise set forth herein) and (y) we make no such assumption in clause (iii) insofar as it relates to the Company and is expressly covered by our opinion set forth herein.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP